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                                                                  EXHIBIT 10.12

                             TAX SHARING AGREEMENT

     THIS TAX SHARING AGREEMENT ("Agreement") is made and entered into as of the 23rd day of January, 1997 by and between AMERICAN SOFTWARE, INC., a Georgia corporation ("ASI"), and LOGILITY, INC., a Georgia corporation ("Logility").

                                  WITNESSETH:

     WHEREAS, ASI is the common parent corporation of an affiliated group of corporations within the meaning of Section 1504(a) of the Code (as hereinafter defined);

     WHEREAS, ASI beneficially owns all of the issued and outstanding Common Stock of Logility, and Logility is a member of ASI's consolidated group for federal income tax purposes;

     WHEREAS, the parties are contemplating the possibility that Logility will issue shares of its Common Stock to the public in an initial public offering registered under the Securities Act of 1933, as amended;

     WHEREAS, the ASI Group (as hereinafter defined) has filed and intends to file consolidated federal income tax returns as permitted by Section 1501 of the Code, and Logility and certain members of the ASI Sub-Group (as hereinafter defined) have filed and intend to file returns relating to Combined State Taxes (as hereinafter defined);

     WHEREAS, Logility desires to engage ASI to provide certain services, and ASI desires to provide certain services, relating to federal, state, local, and foreign taxes; and

     WHEREAS, ASI and Logility desire to agree upon a method for determining the financial consequences to each party and their subsidiaries resulting from the filing of consolidated federal income tax returns and the filing of returns relating to Combined State Taxes.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASI and Logility, for themselves, and their respective successors and assigns, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1  Definitions.  For purposes of this Agreement, the terms set forth
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below shall have the following meanings, in addition to the terms defined elsewhere in this Agreement:
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     (a) "ASI Group" shall mean, at any time, ASI and each direct and indirect corporate subsidiary eligible to join with ASI in the filing of a consolidated federal income tax return.

     (b) "ASI Sub-Group" shall mean, at any time, ASI and each of its direct and indirect corporate subsidiaries other than those subsidiaries that are members of the Logility Group.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (d) "Combined State Tax" shall mean, with respect to each state or local taxing jurisdiction, any income, franchise, or similar tax payable to such state or local taxing jurisdiction in which a member of the Logility Group files tax returns with a member of the ASI Sub-Group, on a consolidated, combined, or unitary basis for purposes of such income of franchise tax.

     (e) "Deconsolidation" shall mean any event pursuant to which Logility ceases to be a subsidiary corporation includible in a consolidated tax return of the ASI Group for Federal Tax purposes.

     (f) "Effective Date" has the meaning ascribed to it in Section 4.9.

     (g) "Federal Tax" shall mean any tax imposed under Subtitle A of the Code.

     (h) "Final Determination" shall mean (i) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to taxes other than Federal Taxes, any final determination of liability in respect of a tax that, under applicable law, is not subject to further appeal, review, or modification through proceedings or otherwise, (ii) any final disposition of a tax issue by reason of the expiration of a statute of limitations, or (iii) the payment of tax by ASI with respect to any item disallowed or adjusted by any taxing authority where ASI determines in good faith that no action should be taken to recoup such payment.

     (i) "Initial Public Offering" shall mean the issuance by Logility of shares of its Common Stock to the public in an initial public offering registered under the Securities Act of 1933, as amended.

     (j) "Logility Combined State Tax Liability" shall mean, with respect to any taxable year and any jurisdiction, an amount of Combined State Taxes determined in accordance with the principles set forth in the definition of Logility Federal Tax Liability; provided, however, that the total amount of the Logility Combined State Tax Liability shall also include, to the extent not included after application of the principles set forth in the definition of Logility Federal Tax Liability, any actual income, franchise, or similar state or local tax liability (a "State Liability") owed in a jurisdiction (a "Combined Jurisdiction") in which a member of the Logility Group files tax returns with a member of the ASI Sub-Group, on a consolidated, combined, or unitary basis, to the

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

extent the Combined State Tax liability exceeds the amount of such liability that would have been owed had no member of the Logility Group been included in such returns.

     (k) "Logility Federal Tax Liability" shall mean, with respect to any taxable year, the sum of the Logility Group's Federal Tax liability and any interest, penalties and other additions to such taxes for such taxable year, computed as if the Logility Group were not and never were part of the ASI Group, but rather were a separate affiliated group of corporations filing a consolidated federal income tax return pursuant to Section 1501 of the Code; provided, however, that transactions with members of the ASI Sub-Group shall be reflected according to the provisions of the consolidated return regulations promulgated under the Code governing intercompany transactions, and that Deconsolidation will trigger any deferred amounts, excess loss accounts, or similar items. Such computation shall be made (A) without regard to the income, deductions (including net operating loss and capital loss deductions), and credits in any year of any member of the ASI Group that is not a member of the Logility Group, (B) by taking account of all Tax Assets of the Logility Group other than any Tax Asset that produces a Tax Savings to ASI in accordance with
Section 2.1(c)(iii), (C) as though the highest rate of tax specified in subsection (b) of Section 11 of the Code (for any other similar rates applicable to specific types of income) were the only rate set forth in that subsection, and with other similar adjustments as described in Section 1561 of the Code, (D) reflecting the positions, elections, and accounting methods used by ASI in preparing the consolidated federal income tax return for the ASI Group, and (E) by not permitting the Logility Group any compensation deductions arising in respect of the issuance by ASI of ASI stock to any employee of the Logility Group.

     (l) "Logility Group" shall mean, at any time, Logility and any direct or indirect corporate subsidiaries of Logility that would be eligible to join with Logility, with respect to Federal Taxes, in the filing of a consolidated federal income tax return and, with respect to Combined State Taxes, in the filing of a consolidated, combined, or unitary income or franchise tax return if Logility were not consolidated, combined, or filing on a unitary basis with any member of the ASI Sub-Group.

     (m) "Post-Deconsolidation Tax Period" means (i) any tax period, or portion thereof, beginning and ending after the date of Deconsolidation, and (ii) with respect to a tax period that begins before and ends after the date of Deconsolidation, such portion of the tax period that commences on the day immediately after the date of Deconsolidation.

     (n) "Pre-Deconsolidation Tax Period" means (i) any tax period, or portion thereof, beginning and ending before or on the date of Deconsolidation, and (ii) with respect to a period that begins before and ends after the date of Deconsolidation, such portion of the tax period ending on and including the date of Deconsolidation.

     (o) "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, or any other deduction, credit, or tax attribute which could reduce taxes (including, without limitation, deductions and credits related to alternative minimum taxes); provided, however, the term "Tax Asset" shall not include any loss, deduction, credit or other

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

tax attribute related to the Business of Logility (as such term is defined in that certain Subsidiary Formation Agreement between certain members of the ASI Group and Logility, dated of even date herewith), from a tax period (or portion thereof) ending on or before the closing date of the Initial Public Offering.

     (p) "Tax Savings" means the actual amount of reduction in taxes payable (including refunds actually received) to a taxing authority with respect to the then current tax period as a result of a Tax Asset as compared to the taxes that would have been payable to a taxing authority for that tax period in the absence of such Tax Asset; provided, however, Tax Savings shall not include any reduction in alternative minimum tax.

     1.2  Internal References.  Unless the context indicates otherwise,
          -------------------
references to Articles, Sections, and paragraphs shall refer to the corresponding articles, sections, and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

                                  ARTICLE II
                                  TAX SHARING

     2.1  Tax Sharing.
          -----------

     (a) General.  For each taxable year of the ASI Group during which income,
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loss, or credit against tax of the Logility Group is includible in the consolidated Federal Tax return of the ASI Group, Logility shall pay to ASI an amount equal to the Logility Federal Tax Liability, and for each taxable period during which income, loss, or credit against tax of any member of the Logility Group is includible in a return relating to a Combined State Tax, Logility shall pay to ASI an amount equal to the Logility Combined State Tax Liability for such taxable period, each as shown on the Pro Forma Returns (as defined in paragraph
(c) below).

     (b) Estimated Payments.  For each taxable period, ASI may determine the
         ------------------
amount of the estimated tax installment of the Logility Federal Tax Liability (corresponding to ASI's estimated Federal Tax installment), as determined under the principles of Section 2.1(a). If ASI makes such a determination, Logility shall, within ten (10) business days of the statutorily mandated payment date, pay to ASI the amount so determined. For each taxable period, ASI may determine under provisions of applicable law the amount of the estimated tax installment of the Logility Combined State Tax Liability (corresponding to the relevant estimated Combined State Tax installment), as determined under the principles of
Section 2.1(a).  If ASI makes such a determination, Logility shall, within ten
(10) business days of the statutorily mandated payment date, pay to ASI the amount so determined.

     (c)  Payment of Taxes at Year-End.
          ----------------------------

     (i) Within thirty (30) days after the date the ASI Group's consolidated Federal Tax return is filed, ASI shall make available to Logility a pro forma Federal Tax return (a "Pro Forma Federal Return") of the Logility Group reflecting the Logility Federal Tax Liability. Within thirty (30) days after the date the last Combined State Tax return is filed for the fiscal year to which such returns relate, ASI shall make available to Logility the relevant pro forma Combined State Tax Returns (each a "Pro Forma Combined State Return" and together with the Pro Forma Federal Returns, the "Pro Forma Returns") of the Logility Group reflecting the relevant Logility Combined State Tax Liability. The Pro Forma Returns shall be prepared in good faith in a manner generally consistent with past practice.

     (ii) Within ten (10) business days of the statutorily mandated payment date, Logility shall pay to ASI, or ASI shall pay to Logility, as appropriate, an amount equal to the difference, if any, between the Logility Federal Tax Liability reflected on the Pro Forma Federal Return for such year and the aggregate amount of the estimated installments of the Logility Federal Tax Liability for such year made pursuant to Section 2.1(b). Within ten (10) business days of the statutorily mandated payment date, Logility shall pay to ASI, or ASI shall pay to Logility, as appropriate, an amount equal to the difference, if any, between the Logility Combined State Tax Liability reflected on the relevant Pro Forma Combined State Tax Return and the aggregate amount of the estimated installments paid with respect to the corresponding Logility Combined State Tax Liability pursuant to Section 2.1(b).

     (iii) If, under applicable law and consistent with this Agreement, the ASI Sub-Group avails itself of a Tax Asset of the Logility Group, ASI shall pay to Logility an amount equal to the Tax Saving attributable to such Tax Asset, if and when realized by ASI. The parties agree that all net operating losses and net capital losses of the ASI Group shall be taken into account by ASI in the order in which such net operating losses and net capital losses have arisen; all other Tax Assets of the Logility Group shall be taken into account by ASI in the above-described manner, subject, however, to the ordering rules then in effect under the Code.

     (iv) In the event that ASI makes a cash deposit with a taxing authority in order to stop the running of interest or makes a payment of tax and correspondingly takes action to recoup such payment (such as suing for a refund), Logility shall pay to ASI an amount equal to Logility's share of the amount so deposited or paid (calculated in a manner consistent with the determinations provided in this Article 2). Upon receipt by ASI of a refund of any amounts paid by it in respect of which Logility shall have advanced an amount hereunder, ASI shall pay to Logility the amount of such refund, together with any interest received by it on such refund. If and to the extent that any claim for refund or contest based thereupon shall be unsuccessful, the payment by Logility under this Section 2.1(c)(iv) may be credited by ASI toward any of Logility's obligations under this Section 2.1.

     (d) Treatment of Adjustments.  If any adjustment is made in a Federal Tax
         ------------------------
return of the ASI Group or in a return relating to a Combined State Tax Return of the ASI Group, after the filing thereof, in which income or loss of the Logility Group (or any member thereof) is included, then at the time of a Final Determination of the adjustment Logility shall pay to ASI, or ASI shall pay to Logility, as the case may be, the difference between all payments actually made under Section 2.1 with respect to the taxable year or period covered by such tax return and all payments that would have been made under Section 2.1 taking such adjustment into account together with any penalties actually paid and interest for each day until the date of Final Determination calculated at the rate determined, in the case of a payment by Logility, under Section 6621(a)(2) of the Code and, in the case of a payment by ASI, under Section 6621(a)(1) of the Code.

     (e) Preparation of Returns and Contests.  So long as the ASI Group elects
         -----------------------------------
to file (i) consolidated Federal Tax returns as permitted by Section 1501 of the Code or (ii) any Combined State Tax return as permitted by applicable state law, Logility shall consent to the filing of such returns by ASI. ASI shall prepare and file such returns and any other returns, documents, or statements required to be filed with the Internal Revenue Service with respect to the determination of the Federal Tax liability of the ASI Group and with the appropriate taxing authorities with respect to the determination of a Combined State Tax liability. With respect to such return preparation, ASI shall act in good faith with regard to all members included in an applicable return. ASI shall have the right with respect to any consolidated Federal Tax return or return relating to a Combined State Tax that it has filed or will file to determine in good faith (i) the manner in which such returns, documents or statements shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported, (ii) whether any extensions should be requested, and (iii) the elections that will be made by any member of the ASI Group. In addition, ASI shall have the right, in good faith, to (i) contest, compromise, or settle any adjustment or deficiency proposed, or as a result of any audit of any Federal Tax return or return relating to a Combined State Tax, (ii) file, prosecute, compromise or settle any claim for refund, and
(iii) determine whether any refunds shall be received by way of refund or credited against tax liabilities. In addition, ASI shall prepare and file ruling requests, and take all other actions on behalf of any member of the ASI Group that it deems appropriate in providing tax services to the members of the ASI Group. ASI shall, to the extent such information is available, advise Logility of any significant Logility tax issue being contested by the federal, state, local or other relevant taxing authorities, and shall keep Logility informed with respect to any contest, compromise or settlement thereof.

     (f) Foreign Tax Returns.  Logility shall not be required to consent to the
         -------------------
filing of any foreign tax return to be filed on a combined, consolidated, or unitary basis with the ASI Sub-Group unless and until this Agreement is modified to take into account the allocation of such foreign tax liability between the ASI Sub-Group and the Logility Group. The allocation of such foreign tax liability shall be in accordance with the principles set forth in this Agreement.

     2.2  Reimbursement for Certain Services.  ASI shall provide services in
          ----------------------------------
connection with this Agreement, including, but not limited to, (i) those services relating to the preparation of returns (including Pro Forma Returns) described in paragraph 2.1(b) above, and (ii) services relating to the other activities described in paragraph 2.1(e) above. As compensation for these services, Logility shall pay ASI a fee calculated on a basis such that ASI is reimbursed for all direct and indirect costs and expenses incurred with respect to Logility's share of the overall costs and expenses incurred by ASI with respect to tax-related services. ASI shall calculate and invoice Logility for the fee payable, and Logility will pay the invoiced amount in a manner consistent with the invoice and payment

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

procedures provided for in that certain Services Agreement, between ASI, certain members of the ASI Sub-Group, and Logility, dated of even date herewith.

     2.3  Additional Services.  ASI will provide the tax services described in
          -------------------
this Article II with respect to all of the state, local and foreign taxes of any members of the Logility Group that do not relate to consolidated Federal Taxes or Combined State Taxes. ASI will provide these services in a manner consistent with the principles contained in Article II and will be compensated in the same manner as described in Section 2.2.

                                  ARTICLE III
                             POST-DECONSOLIDATION

     3.1.  Additional Rights and Liabilities Post-Deconsolidation.
           ------------------------------------------------------

     (a) Restrictions on Changes.  Logility covenants that on or after a
         -----------------------
Deconsolidation it will not, nor will it cause or permit any member of the Logility Group to make or change any tax election, change any accounting method, amend any tax return or take any tax position on any tax return, take any other action, omit to take any action, or enter into any transaction that results in any in tax liability or reduction of any Tax Asset of the ASI Group or any member thereof (immediately after the Deconsolidation) in respect of any Pre-Deconsolidation Tax Period, without first obtaining the written consent of an authorized representative of ASI.

     (b) Option to Reattribute Assets and Allocate Items.  In the event of a
         -----------------------------------------------
Deconsolidation, ASI may, at its option, elect, and Logility shall join ASI in electing (if necessary), (i) to reattribute to itself certain Tax Assets of the Logility Group pursuant to Treasury Regulations Section 1.1502-20(g) and, if ASI makes such election, Logility shall comply with the requirements of Treasury Regulations Section 1.1502-20(g)(5)), and (ii) to ratably allocate items (other than extraordinary items) of the Logility Group in accordance with relevant provisions of the Treasury Regulations Section 1.1502-76.

     (c) Payment of Tax Savings.  ASI agrees to pay to Logility the Tax Savings
         ----------------------
received by the ASI Group from the use in any Post-Deconsolidation Tax Period of a carryover of any Tax Asset of the Logility Group from a Pre-Deconsolidation Tax Period, if and when such Tax Savings are realized. The parties agree that all net operating losses and net capital losses of the ASI Group shall be taken into account by ASI in the order in which such net operating losses and net capital losses have arisen; all other Tax Assets of the Logility Group shall be taken into account by ASI in the above-described manner, subject, however, to the ordering rules then in effect under the Code.

     (d) Effect of Final Determination.  Any amounts owed by ASI to Logility
         -----------------------------
pursuant to Section 3.1(c) shall be paid within 90 days of the filing of the applicable tax return for the taxable year in which such Tax Savings are realized. If, subsequent to the payment by ASI to Logility of any such amount, there shall be (i) a Final Determination which results in a disallowance or a reduction of any Tax Asset of Logility or (ii) a reduction in the amount of the Tax Savings realized by the ASI

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Group as a result of any other Tax Asset of ASI that arises in a Post-
Deconsolidation Tax Period, Logility shall repay to ASI, within 90 days of such event described in (i) or (ii) (an "Event" or, collectively, the "Events") any amount which would not have been payable to Logility pursuant to this Section
3.1 had the amount of the Tax Savings calculated in Section 3.1(c) been determined in light of the Events. Logility shall hold ASI harmless for any penalty or interest payable by any member of the ASI Group, as a result of any Event. Any such amount shall be paid by Logility to ASI within 90 days of the payment by ASI or any member of the ASI Group of any such interest or penalty. Nothing in this Agreement shall require ASI to file a claim for refund of Federal Taxes or Combined State Taxes which ASI, in its sole discretion, determines lacks substantial authority, as defined in the Code and the regulations thereunder.

                                  ARTICLE IV
                                 MISCELLANEOUS

     4.1.  Limitation of Liability.  Neither ASI nor Logility shall be liable to
           -----------------------
the other for any special, indirect, incidental, or consequential damages of the other arising in connection with this Agreement; provided, however, that in the event that (i) the Internal Revenue Service (or other competent taxing authority) asserts a tax liability directly against Logility or any member of the Logility Group, pursuant to its authority under Treasury Regulation Section 1.1502-6 (or other similar provision of foreign, state, or local law), (ii) Logility has made all payments and performed all of its obligations otherwise required of it under this Agreement with respect to such liability or otherwise, and (iii) ASI was given the opportunity to consent, settle, or compromise such liability pursuant to Section 2.1(e) of this Agreement, ASI shall indemnify Logility for actual payments made after a Final Determination with respect to such liability to the extent that such payments exceed Logility's share of such liability (calculated in a manner that avoids double-counting under this Agreement), which share shall be determined in accordance with Article II of this Agreement.

     4.2.  Subsidiaries.
           ------------

     (a) Performance.  ASI agrees and acknowledges that ASI shall be responsible
         -----------
for the performance of the obligations of each member of the ASI Sub-Group hereunder applicable to such subsidiary. Logility agrees and acknowledges that Logility shall be responsible for the performance by each member of the Logility Group of the obligations hereunder applicable to such member.

     (b) Application to Present and Future Subsidiaries.  This Agreement is
         ----------------------------------------------
being entered into by ASI and Logility on behalf of themselves and each member of the ASI Sub-Group and the Logility Group, respectively. This Agreement shall constitute a direct obligation of each such member and shall be deemed to have been readopted and affirmed on behalf of any corporation which becomes a member of the ASI Sub-Group or the Logility Group in the future. ASI shall cause each member of the ASI Group, and Logility shall cause each member of the Logility Group, to comply fully with the terms of this Agreement. Each party shall, upon the written request of the other, cause any of their respective group members to execute and deliver a counterpart of this Agreement.

     4.3.  Cooperation.  ASI and Logility shall cooperate fully in the
           -----------
implementation of this Agreement, including but not limited to, providing promptly to the requesting party such assistance and documentation as may be reasonably requested by such party in connection with any of the activities described in Article II or Article III. In addition, ASI and Logility shall retain all relevant tax records for relevant open periods in accordance with past practice.

     4.4.  Agent.  Each member of the Logility Group hereby irrevocably appoints
           -----
ASI as its agent and attorney-in-fact to take any action as ASI may deem necessary or appropriate to effect Section 2.1 including, without limitation, those actions specified in Treasury Regulation Section 1.1502-77(a).

     4.5.  Amendments.  This Agreement may not be amended or terminated orally,
           ----------
but only by a writing duly executed by or on behalf of the parties hereto. Any such amendment shall be validly and sufficiently authorized for purposes of this Agreement if it is signed on behalf of ASI and Logility by any of their respective presidents or vice presidents.

     4.6.  Term.  Subject to Article III, and unless sooner terminated by
           ----
written agreement of the parties hereto, this Agreement shall expire upon the date of Deconsolidation with respect to all Post-Deconsolidation periods; provided, however, that all rights and obligations arising hereunder with respect to a Pre-Deconsolidation Tax Period shall survive until they are fully effectuated or performed and, provided, further, that notwithstanding anything in this Agreement to the contrary, all rights and obligations arising hereunder with respect to a Post-Deconsolidation Tax Period shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver, or mitigation thereof).

     4.7.  Resolution of Disputes.  Any disputes between the parties concerning
           ----------------------
the calculation of amounts, allocation, or attribution of costs, or any Tax Asset or Tax Savings, or similar accounting matters shall be resolved in accordance with ASI's interpretation of this Agreement, unless Logility shall provide ASI with an opinion of a nationally recognized public accounting firm to the effect that such interpretation is unreasonable. If such opinion takes the position that ASI's interpretation of this Agreement is unreasonable, and the parties, conferring in good faith, cannot thereafter successfully resolve such dispute in a timely manner, then either party may submit the matter to binding arbitration in accordance with the Rules of Commercial Arbitration of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur in Atlanta, Georgia, unless the otherwise agreed by the parties. The arbitrator(s) may, in such proceeding, award attorney's fees and costs to the prevailing party.

     4.8.  Interest.  Interest required to be paid by ASI to Logility or by
           --------
Logility to ASI, as the case may be, under this Agreement shall unless otherwise specified, be computed at the rate and in the manner provided in the Code (or comparable foreign, state, or local law) for interest on overpayments and underpayments respectively, of federal, state, local, or foreign tax (as the case may be) for the relevant period. Any payments required pursuant to this Agreement which are not made within the time period specified in this Agreement shall bear interest at the rate specified above for underpayments of federal income tax plus three percent (3%).

     4.9.  Effective Date.  This Agreement shall be effective as of January 23,
           --------------
1997 (the "Effective Date"), shall govern all open taxable periods, and shall supersede all prior agreements as to the allocation of federal income tax liability between the parties to this Agreement for all such open taxable years and for all subsequent taxable years.

     4.10.  Severability.  If any provision of this Agreement or the application
            ------------
of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement or such provision or the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid, illegal, or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected thereby, unless such a construction would be unreasonable.

     4.11.  Notices.  All notices and other communications required or permitted
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hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested, or (c) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (c) shall also be sent pursuant to clause (a) or (b)), addressed as follows:

                           (a)  If to ASI to:

                                American Software, Inc.
                                470 East Paces Ferry Road
                                Atlanta, Georgia 30305
                                Attention: Controller
                                Fax: 404/264-5813

                           (b)  If to Logility, to:

                                Logility, Inc.
                                470 East Paces Ferry Road
                                Atlanta, Georgia 30305
                                Attention: Chief Financial Officer
                                Fax: 404/264-5394

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

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

     4.12.  Expenses.  Unless otherwise expressly provided in this Agreement,
            --------
each party shall bear any and all expenses that arise from its respective obligations under this Agreement.

     4.13.  Further Assurances.  ASI and Logility shall execute, acknowledge,
            ------------------
and deliver, or cause to be executed, acknowledged, and delivered, such instruments and take such other actions as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, or other instrument delivered pursuant hereto.

     4.14.  Entire Agreement.  This Agreement constitutes the entire
            ----------------
understanding of the parties hereto with respect to the subject matter hereof.

     4.15.  Successors.  This Agreement shall be binding upon and inure to the
            ----------
benefit of any successor, by merger, acquisition of assets, or otherwise, to any of the parties hereto (including but not limited to any successor of ASI and Logility succeeding to the tax attributes of such party under Section 381 of the
Code), to the same extent as if such successor had been an original party hereto.

     4.16.  Authorization, etc.  Each of the parties hereto hereby represents
            ------------------
and warrants that it has the power and authority to execute, deliver, and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party, and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement instrument or order binding on such party.

     4.17.  Section Captions.  Section captions used in this Agreement are for
            ----------------
convenience and reference only and shall not affect the construction of this Agreement.

     4.18.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Georgia.

     4.19.  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be executed by a duly authorized officer as of the date first above written.

     AMERICAN SOFTWARE, INC.                LOGILITY, INC.


     By: /s/ James C. Edenfield             By: /s/ J. Michael Edenfield
         -----------------------------          --------------------------------
     Name: James C. Edenfield               Name: J. Michael Edenfield
     Title:  President                      Title:  President

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